UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2016

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, on October 16, 2015, solely to avoid the costs, risks, and uncertainties inherent in litigation, Notis Global, Inc. (p/k/a Medbox, Inc.) (the “Company”) and the individual defendants entered into a Stipulation and Agreement of Settlement (the “Stipulation”) in the following previously disclosed stockholder derivative lawsuits: (1) Mike Jones v. Guy Marsala, et al., in the U.S. District Court for Central District of California; (2) Jennifer Scheffer v. P. Vincent Mehdizadeh, et al., in the Eighth Judicial District Court of Nevada; (3) Kimberly Y. Freeman v. Pejman Vincent Mehdizadeh, et al., in the Eighth Judicial District Court of Nevada; (4) Tyler Gray v. Pejman Vincent Mehdizadeh, et al., in the U.S. District Court for the District of Nevada; (5) Robert J. Calabrese v. Ned L. Siegel, et al., in the U.S. District Court for the District of Nevada; (6) Patricia des Groseilliers v. Pejman Vincent Mehdizadeh, et al., in the U.S. District Court for the District of Nevada; (7) Michael A. Glinter v. Pejman Vincent Mehdizadeh, et al., in the Superior Court of the State of California for the County of Los Angeles (collectively, the “Derivative Actions”) brought against certain current and former officers and directors (as previously disclosed). The settlement is dependent upon final approval by the United States District Court for the Central District of California (the “Court”).

If approved by the Court, the settlement calls for plaintiffs (on behalf of themselves, all current Company shareholders and, derivatively, on behalf of the Company) to release all Released Claims against the Released Persons, as defined in the Stipulation. The term “Released Claims” collectively means any and all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, brought or that could be brought derivatively or otherwise by or on behalf of the Company against any of the Released Persons (as defined in the Stipulation), that arise out of or are related in any way to (a) the subject matter of the Derivative Actions; or (b) the facts alleged or that could have been alleged in any complaint filed in the Derivative Actions.

The Stipulation was filed with the Court on December 18, 2015. On February 3, 2015, the Court issued an Order Preliminarily approving the settlement of the Derivative Actions and providing for Notice (“Preliminary Order”).

Pursuant to the Stipulation and the Preliminary Order, the Company is filing a copy of the Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions (“Notice”) as Exhibit 99.1 to this Current Report on Form 8-K. In addition, the Company will publish the Notice and the Stipulation on the Company’s website (www.medbox.com) on the page titled “Investors”.

The Court has scheduled a hearing for the consideration of final approval of the proposed settlement on May 16, 2016.

Concurrently with the settlement of the Derivative Actions, the Court has preliminarily approved, and is considering final approval of, the settlement of the following previously disclosed stockholder class actions that have been consolidated: (1) Josh Crystal v. Medbox, Inc., et al., in the U.S. District Court for Central District of California; (2) Matthew Donnino v. Medbox, Inc., et al., in the U.S. District Court for Central District of California; and (3) Ervin Gutierrez v. Medbox, Inc., et al., in the U.S. District Court for Central District of California.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDBOX, INC.

Dated: February 18, 2016	By:	/s/ Jeffrey Goh
	Name:	Jeffrey Goh
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions.